Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-155592 and 333-155593) and S-8 (Nos. 333-165044, 333-152748, 333-130070, 333-75768, 333-121769, 333-54274 and 333-157584) of ONEOK, Inc. of our report dated February 23, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Amendment No. 1 to Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tulsa, Oklahoma
October 12, 2010